UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2011

Comcast Corporation
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

001-32871	27-0000798
(Commission File Number)	(IRS Employer Identification No.)

One Comcast Center Philadelphia, PA	19103-2838
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 286-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2011, Comcast Corporation (the “Company”) entered into a new employment agreement with Mr. David L. Cohen, our Executive Vice President, which was effective as of such date.  The agreement secures Mr. Cohen’s employment with the Company for five years, through December 31, 2015.

The new agreement follows the standard form of employment agreement used by the Company for its named executive officers and includes an obligation to work full-time for the Company, as well as non-solicitation, non-competition and confidentiality obligations.  The agreement does not provide for any increase in base salary (Mr. Cohen has had the same base salary since March 1, 2008), but increased his annual cash bonus opportunity to 200% of base salary (based on the achievement of performance goals).  The agreement continues the structure of Mr. Cohen’s prior employment agreement of crediting a specified contribution amount to the Company’s deferred compensation plan in each year during the term of the agreement, beginning in 2012 in the amount of $1,050,000.

Also under the agreement, Mr. Cohen is eligible to receive two cash bonuses, each of $1,500,000, and two restricted stock unit grants, each having a value of approximately $1,000,000.  One cash bonus and restricted stock unit grant will be made as soon as practicable following the effective date of the agreement, and the other cash bonus and restricted stock unit grant will be made as soon as practicable following January 1, 2012.  The restricted stock unit grants will be immediately vested upon the grant date.  Mr. Cohen will continue to be subject to the Company’s Stock Ownership Policy.

The above summary is qualified by its entirety by the terms and conditions set forth in the employment agreement of Mr. Cohen, a copy of which is attached hereto as Exhibit 99.1.

In addition, on February 23, 2011, two of the Company’s directors, Julian A. Brodsky and Michael I. Sovern, informed the Board of Directors that they intend to retire, effective as of the date of the Company’s 2011 annual meeting of shareholders.  In light of their past contributions to the Board, the Board has requested that Messrs. Brodsky and Sovern serve, and each has agreed to serve, as a Director Emeritus for a one year term, effective as of the date of the 2011 annual meeting.

Item 9.01(d).  Exhibits.

Exhibit Number	Description
99.1	Employment Agreement with David L. Cohen entered into on February 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date:	February 25, 2010	By:	/s/ Arthur R. Block
Arthur R. Block Senior Vice President, General Counsel and Secretary

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